UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 28, 2016
COLUMBIA BANKING SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Washington	0-20288	91-1422237
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 A Street Tacoma, WA		98402
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (253) 305-1900
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report
Item 2.02 Results of Operations and Financial Condition
On July 28, 2016, Columbia Banking System, Inc. issued a press release reporting its financial results for the quarter ended June 30, 2016. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events
On July 28, 2016, Columbia Banking System, Inc. issued a press release announcing a regular quarterly cash dividend of $0.20 per common share and per share equivalent for holders of preferred stock and a special dividend of $0.19 per common share and per share equivalent for holders of preferred stock. The dividends will be paid on August 24, 2016 to shareholders of record at the close of business on August 10, 2016. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) The following exhibits are being furnished herewith:

99.1	Press Release dated July 28, 2016 reporting the financial results of Columbia Banking System, Inc. for the quarter ended June 30, 2016.

99.2	Press Release dated July 28, 2016 announcing a regular quarterly dividend and a special cash dividend.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA BANKING SYSTEM, INC.

Date:	July 28, 2016	/s/ MELANIE J. DRESSEL
Melanie J. Dressel
President and Chief Executive Officer

EXHIBIT INDEX

99.1	Press Release dated July 28, 2016 reporting the financial results of Columbia Banking System, Inc. for the quarter ended June 30, 2016.

99.2	Press Release dated July 28, 2016 announcing a regular quarterly dividend and a special cash dividend.